Exhibit 10.2

COMMON UNIT SUBSCRIPTION AGREEMENT

THIS COMMON UNIT SUBSCRIPTION AGREEMENT dated as of [                    ], 2007 (this “Agreement”), is between National CineMedia, Inc., a Delaware corporation (“NCM Inc.”), and National CineMedia, LLC, a Delaware limited liability company (“NCM LLC”). Certain terms used in this Agreement are defined in Section 1.1.

RECITALS

A. NCM Inc. is contemplating an offer and sale of its Common Stock to the public in an underwritten initial public offering (the “IPO”).

B. NCM Inc. desires to purchase with the proceeds of the IPO, and NCM LLC desires to issue and sell to NCM Inc., a number of LLC Common Units equal to the number of shares of Common Stock sold in the IPO at a price per LLC Common Unit equal to the Net Proceeds per share of the Common Stock sold in the IPO.

C. Immediately prior to or simultaneously with the consummation of the transactions contemplated by this Agreement, NCM Inc. and the Founding Members shall enter into the Amended and Restated Operating Agreement pursuant to which NCM Inc. will be admitted as a member, and appointed as the manager, of NCM LLC.

AGREEMENT

In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NCM Inc. and NCM LLC agree as follows:

1. Definitions

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Amended and Restated Operating Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, to be entered into among NCM Inc. and each of the Founding Members substantially in the form attached hereto as Exhibit A.

“Common Stock” means the common stock, par value $0.01 per share, of NCM Inc.

“Encumbrance” means, with respect to any specified asset, any security interest, lien, mortgage, claim, charge, pledge, restriction, option, reservation, equitable interest, deed of trust, right of first refusal, easement, servitude or encumbrance of any nature.

“Equity Incentive Plan” means the National CineMedia Inc. 2006 Equity Incentive Plan.

“Founding Members” means each of (i) National Cinema Network, Inc., a Delaware corporation, (ii) Cinemark Media, Inc., a Delaware corporation, and (iii) Regal CineMedia Holdings, LLC, a Delaware limited liability company.

“LLC Common Units” means the Common Units of NCM LLC as described in the Amended and Restated Operating Agreement as they may be adjusted in connection with the IPO (but excluding any LLC Preferred Units).

“LLC Preferred Units” means the Preferred Units of NCM LLC as described in the Amended and Restated Operating Agreement.

“LLC Units” means the LLC Common Units and the LLC Preferred Units.

“Net Proceeds” means the price per share at which shares of Common Stock are sold to the public in the IPO, less underwriting discounts and commissions and offering expenses.

“Prospectus” means the final prospectus for the IPO contained in the registration statement filed on Form S-1 with the Securities and Exchange Commission.

“Tax Receivable Agreement” means the Tax Receivable Agreement substantially in the form attached hereto as Exhibit B, to be entered into by and among NCM Inc. and the Founding Members.

“Underwriting Agreement” means the underwriting agreement to be entered into among NCM Inc. and the managing underwriters for the IPO.

1.2 Additional Terms. In addition to defined terms identified in Section 1.1, the following terms have the meanings assigned in the Sections referred to in the table below:

Term	Section
Closing	2.3
Closing Date	2.3
IPO	Recitals
Manager	Preamble
Purchase Price	2.2
Purchased Units	2.1
NCM Inc.	Preamble

2. Purchase of NCM LLC Units; Purchase Price; Closing.

2.1 Transfer. NCM LLC hereby agrees to issue and sell to NCM Inc. on the Closing Date, and NCM Inc. hereby agrees to buy and accept on the Closing Date, free and clear of all Encumbrances, a number of LLC Common Units equal to the number of shares of Common Stock sold in the IPO (collectively, the “Purchased Units”).

2.2 Purchase Price. The price for each of the Purchased Units shall be an amount equal to the Net Proceeds (the “Purchase Price”), which shall be delivered to NCM LLC at Closing by wire transfer of immediately available in accordance with Section 2.4(b)(ii).

2.3 Closing. The closing (the “Closing”) of the transactions contemplated hereby shall be held at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado at the time and date on which all the conditions set forth in Section 5 have been satisfied or waived, or at such later time and date as NCM Inc. and NCM LLC shall agree in writing (such time and date, the “Closing Date”).

2.4 Closing Deliverables.

(a) NCM LLC shall deliver, or cause to be delivered, the following documents to NCM Inc. at Closing:

(i) a certificate or certificates representing the Purchased Units being issued and sold to NCM Inc. identifying NCM Inc. as the registered holder thereof;

(ii) the Tax Receivable Agreement signed by each Founding Member; and

(iii) all other customary documents, instruments or certificates as shall be reasonably requested by NCM Inc. and as shall be consistent with the terms of this Agreement.

(b) NCM Inc. shall deliver, or cause to be delivered, the following documents to NCM LLC at Closing:

(i) the Tax Receivable Agreement signed by NCM Inc.; and

(ii) the Purchase Price by wire transfer of immediately available funds to an account designated by NCM LLC at least three business days prior to Closing.

2.5 Closing Costs; Transfer Taxes and Fees. NCM LLC shall be responsible for the documentary and transfer taxes and any sales or other taxes, if any, imposed by reason of the sale of the LLC Common Units under this Agreement and any deficiency, interest or penalty asserted with respect thereto.

3. Representations and Warranties of NCM LLC. As of the date of this Agreement and as of the Closing Date, NCM LLC represents and warrants to NCM Inc. as follows:

3.1 Organization; Good Standing; Qualification. NCM LLC is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. NCM LLC has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. NCM LLC is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its business or financial condition or its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

3.2 Authorization. The execution, delivery and performance of this Agreement and the issuance and sale of the LLC Common Units have been duly authorized by NCM LLC. This Agreement constitutes the legal, valid and binding obligation of NCM LLC enforceable against NCM LLC in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies..

3.3 Consents. Except as has been obtained or will be obtained prior to Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of NCM LLC is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.4 Capitalization of NCM LLC. Immediately prior to the execution and delivery of this Agreement, there are (i) [            ] LLC Common Units issued and outstanding, (ii) [            ] LLC Preferred Units issued and outstanding, and (iii) [            ] LLC Common Units reserved for issuance upon exercise of options granted under the NCM LLC 2006 Unit Option Plan. There are no outstanding options, warrants, rights (including conversion or preemptive rights), voting agreements, investor or other type of agreement with respect to the LLC Units or other agreements for the purchase or acquisition from NCM LLC of any LLC Units, except pursuant to the NCM LLC 2006 Unit Option Plans. The assets and liabilities of NCM LLC are as set forth in the financial statements included in the Prospectus as of the date indicated.

4. Representations and Warranties of NCM Inc. As of the date of this Agreement and as of the Closing Date, NCM Inc. hereby represents and warrants to NCM LLC as follows:

4.1 Organization; Good Standing; Qualification. NCM Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. NCM Inc. has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. NCM Inc. is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

4.2 Authorization. The execution, delivery and performance of this Agreement and the purchase of the Purchased Units have been duly authorized by NCM Inc. This Agreement constitutes the legal, valid and binding obligation of NCM Inc. enforceable against NCM Inc. in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.3 Consents. Except as has been obtained or will be obtained prior to Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of NCM Inc. is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5. Conditions to Closing.

5.1 Conditions to the Obligations of All Parties. The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) There shall not have been issued and be in effect any order, decree or judgment of, or in, any court, tribunal of competent jurisdiction or governmental authority which makes the issue and sale of the Purchased Units or any of the other transactions contemplated by this Agreement illegal or invalid;

(b) NCM Inc. shall have entered into the Underwriting Agreement with respect to the IPO and all conditions to the consummation thereof shall have been, or will contemporaneously be, satisfied, except for conditions to be satisfied at the Closing under this Agreement; and

(c) NCM LLC shall have been recapitalized in the manner described in the Prospectus.

5.2 Condition to Obligations of NCM Inc. In addition to the conditions specified in Section 5.1, the obligations of NCM Inc. under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) all covenants, agreements and conditions contained in this Agreement to be performed by NCM LLC on or prior to the Closing shall have been performed or complied with in all material respects;

(b) each of the representations and warranties of NCM LLC set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of NCM LLC set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and

(c) NCM LLC shall have delivered, or caused to be delivered, to NCM Inc. instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to NCM Inc., to effect the issue and sale of the Purchased Units to NCM Inc. and the other transactions contemplated by this Agreement, including those documents identified in Section 2.4(a).

5.3 Conditions to the Obligations of NCM LLC. In addition to the conditions specified in Section 5.1, the obligations of NCM LLC under this Agreement are subject to the fulfillment or waiver of the following conditions:

(a) all covenants, agreements and conditions contained in this Agreement to be performed by NCM Inc. on or prior to the Closing shall have been performed or complied with in all material respects;

(b) each of the representations and warranties of NCM Inc. set forth in this Agreement that is qualified as to a material adverse effect shall be true and correct, and each of the representations and warranties of NCM Inc. set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and

(c) NCM Inc. shall have delivered to NCM LLC instruments of transfer and other transaction documents, in form and substance reasonably satisfactory to NCM LLC, to effect the issue and sale of the Purchased Units to NCM Inc. and the other transactions contemplated by this Agreement, including those documents identified in Section 2.4(b).

6. Termination. If the conditions set forth in Section 5 are not satisfied or waived on or before [            , 2007] or if the registration statement with respect to the IPO is withdrawn for any reason prior to that date, this Agreement shall become null and void and be of no further force or effect whatsoever and neither NCM LLC nor NCM Inc. shall have any further obligations hereunder or with respect hereto.

7. Covenants.

7.1 Further Assurances. From time-to-time and after the date hereof, NCM LLC shall deliver or cause to be delivered to NCM Inc. such further documents and instruments and shall do and cause to be done such further acts as NCM Inc. shall reasonably request to carry out more effectively the provisions and purposes of this Agreement.

7.2 No Transfer or Encumbrance. Between the date hereof and the Closing Date and except as specifically disclosed in the Prospectus, NCM LLC shall not issue, grant or sell any additional LLC Units or any rights to any LLC Units (except pursuant to the Equity Incentive Plan).

7.3 Conduct of the Business. Between the date hereof and the Closing Date and except as specifically disclosed in the Prospectus, NCM LLC shall (i) conduct the business of NCM LLC in the ordinary course consistent with past practice, (ii) use all commercially reasonable efforts to (A) retain the services of its key employees, (B) preserve NCM LLC’s relationships with material customers, suppliers, sponsors, licensors and creditors, and (C) maintain and keep NCM LLC’s properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, (iii) maintain its capital structure as it exists on the date of this Agreement, except as specifically contemplated hereunder, and (iv) refrain from making (A) any distributions to the Founding Members or their affiliates, or (B) any direct or indirect redemption, retirement, purchase or other acquisition of any LLC Units or membership interests of any nature.

8. Miscellaneous

8.1 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

8.2 Notices. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by overnight delivery service, addressed as follows:

If to NCM Inc.:	If to NCM LLC:

National CineMedia, Inc.	National CineMedia, LLC
9110 East Nichols Avenue	9110 East Nichols Avenue
Suite 200	Suite 200
Centennial CO 80112-3405	Centennial CO 80112-3405
Attention: General Counsel	Attention: General Counsel

with a copy to:	with a copy to:

Holme Roberts & Owen LLP	Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100	1700 Lincoln Street, Suite 4100
Denver, Colorado 80203-4541	Denver, Colorado 80203-4541
Attention: W. Dean Salter	Attention: W. Dean Salter
Fax: (303) 866-0200	Fax: (303) 866-0200

Any party to this Agreement may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other party hereto in accordance with this Section 8.2.

8.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

8.4 Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. This Agreement may not be assigned by either NCM Inc. or NCM LLC except with the prior written consent NCM LLC, in the case of an assignment by NCM Inc., or NCM Inc., in the case of an assignment by NCM LLC. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

8.5 Amendment. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of NCM Inc. and NCM LLC.

8.6 Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

8.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.8 Entire Agreement. This Agreement sets forth the entire understanding of parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof.

8.9 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

8.10 Interpretation of Agreement.

(a) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b) Unless otherwise specified, references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of, and Exhibits to, this Agreement.

(c) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d) Each party hereto and its counsel cooperated in drafting and preparation of this Agreement and the documents referred to in this Agreement. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

NCM INC.:

NATIONAL CINEMEDIA, INC.

By:
Name:
Title:

NCM LLC:

NATIONAL CINEMEDIA, LLC

By:
Name:
Title:

[Signature page of Common Unit Subscription Agreement]